As filed with the Securities and Exchange Commission on February 7, 2020

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
February 7, 2020
BANK OF AMERICA CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-6523	56-0906609
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
100 North Tryon Street
Charlotte, North Carolina 28255
(Address of principal executive offices)
(704) 386-5681
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BAC	New York Stock Exchange
Depositary Shares, each representing a 1/1,000th interest in a share of Floating Rate Non-Cumulative Preferred Stock, Series E	BAC PrE	New York Stock Exchange
Depositary Shares, each representing a 1/1,000th interest in a share of 6.200% Non-Cumulative Preferred Stock, Series CC	BAC PrC	New York Stock Exchange
Depositary Shares, each representing a 1/1,000th interest in a share of 6.000% Non-Cumulative Preferred Stock, Series EE	BAC PrA	New York Stock Exchange
Depositary Shares, each representing a 1/1,000th interest in a share of 6.000% Non-Cumulative Preferred Stock, Series GG	BAC PrB	New York Stock Exchange
Depositary Shares, each representing a 1/1,000th interest in a share of 5.875% Non-Cumulative Preferred Stock, Series HH	BAC PrK	New York Stock Exchange
7.25% Non-Cumulative Perpetual Convertible Preferred Stock, Series L	BAC PrL	New York Stock Exchange
Depositary Shares, each representing a 1/1,200th interest in a share of	BML PrG	New York Stock Exchange
Bank of America Corporation Floating Rate Non-Cumulative
Preferred Stock, Series 1
Depositary Shares, each representing a 1/1,200th interest in a share of	BML PrH	New York Stock Exchange
Bank of America Corporation Floating Rate Non-Cumulative
Preferred Stock, Series 2
Depositary Shares, each representing a 1/1,200th interest in a share of	BML PrJ	New York Stock Exchange
Bank of America Corporation Floating Rate Non-Cumulative
Preferred Stock, Series 4
Depositary Shares, each representing a 1/1,200th interest in a share of	BML PrL	New York Stock Exchange
Bank of America Corporation Floating Rate Non-Cumulative
Preferred Stock, Series 5
Floating Rate Preferred Hybrid Income Term Securities of BAC Capital Trust XIII (and the guarantee related thereto)	BAC/PF	New York Stock Exchange
5.63% Fixed to Floating Rate Preferred Hybrid Income Term Securities of BAC Capital Trust XIV (and the guarantee related thereto)	BAC/PG	New York Stock Exchange
Income Capital Obligation Notes initially due December 15, 2066 of Bank of America Corporation	MER PrK	New York Stock Exchange
Senior Medium-Term Notes, Series A, Step Up Callable Notes, due	BAC/31B	New York Stock Exchange
November 28, 2031 of BofA Finance LLC (and the guarantee of the
Registrant with respect thereto)
Depositary Shares, each representing a 1/1,000th interest in a share of 5.375% Non-Cumulative Preferred Stock, Series KK	BAC PrM	New York Stock Exchange
Depositary Shares, each representing a 1/1,000th interest in a share of 5.000% Non-Cumulative Preferred Stock, Series LL	BAC PrN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 8.01.	Other Events.

Bank of America Corporation (“Bank of America” or the “Company”) today announced that its Board of Directors (the “Board”) has approved 2019 total compensation for Chairman and Chief Executive Officer Brian T. Moynihan of $26,500,000. The amount and structure of Mr. Moynihan’s compensation is unchanged from last year.
In determining this compensation, the independent members of the Board considered the Company's strong performance in 2019, including full-year reported net earnings of $27.4 billion (which were decreased by a $1.7 billion non-cash after-tax impairment charge related to the Company’s notice to the merchant services joint venture partner of the termination of the joint venture upon the conclusion of its current term) and net earnings (excluding the impairment charge) of $29.1 billion.1 On a reported basis, the Company continues to deliver strong returns: Return on Assets was 1.14% while Return on Equity was 10.6%.
Returns to shareholders in 2019 included a 22% increase in dividends per common share as compared to 2018. Total capital returned to common shareholders, including share repurchases, was more than $34 billion, 34% higher than 2018. Additionally, the Company’s stock price improved 42% in 2019, besting both the average of its primary peers and the S&P 500 Index not only on a 1-year basis but also on a 3- and 5-year basis. This performance marks a decade in which Bank of America’s market capitalization more than doubled to over $300 billion.
Mr. Moynihan’s compensation structure continues to be composed of base salary, time-based restricted stock units (“RSUs”), and performance RSUs. Mr. Moynihan’s annual base salary remains $1.5 million. The aggregate value of his 2019 equity incentive award is $25 million. Consistent with prior years, there is no cash bonus; the incentive is comprised 30% of cash-settled RSUs that will vest over the next 12 months, 20% of stock-settled RSUs that will vest annually over the next three years, and 50% of performance RSUs that will be earned only if Bank of America’s future financial performance meets specific standards.
The performance RSUs awarded to Mr. Moynihan continue to use a “re-earn” approach, vesting only if the Company meets performance standards over a three-year period. Under this “re-earn” approach, future adverse performance of the Company below the standards of the performance RSUs will decrease the amount ultimately paid. The metrics and standards for the performance RSUs are also unchanged from last year. The “re-earn” structure of Mr. Moynihan’s 2019 performance RSUs is consistent with the prior seven years, during which time the annual advisory “Say on Pay” shareholder vote regarding the Company’s executive compensation program has been approved with an average of 94.5% support.
Additionally, all of Mr. Moynihan’s 2019 equity incentive awards are subject to Bank of America’s stock ownership and retention requirements. Specifically, 50% of the net after-tax shares he receives from equity awards must be retained until one year after his retirement. These equity awards also are subject to Bank of America’s clawback policies.

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1 Represents a non-GAAP financial measure, which we believe provides additional clarity in understanding results of operations and comparing operational performance between periods.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANK OF AMERICA CORPORATION

By:	/s/ Ross E. Jeffries, Jr.
Ross E. Jeffries, Jr.
Deputy General Counsel and Corporate Secretary

Dated: February 7, 2020